Exhibit 99.1

Dex One Achieves Fourth Quarter and Full Year 2011 Guidance

Drives Fourth Quarter Digital Growth More Than 30 Percent

Reduces Annual Costs by $120 Million

Launches Credit Agreement Amendments

CARY, N.C.--(BUSINESS WIRE)--March 1, 2012--Dex One Corporation (NYSE: DEXO) today announced fourth quarter and full year 2011 results, consistent with previously announced guidance.

Additionally, the company announced that it is pursuing amendments to its credit agreements to enable the repurchase of outstanding loans below par. Dex One expects to launch the amendments later today, and they will become effective upon approval by a majority of the company’s three lender groups, which it expects to obtain by the end of next week.

Dex One CEO Alfred Mockett said, “2011 was marked by significant progress executing our strategy and delivering on financial commitments. Our competitive position was strengthened by improving our sales channels, extending the product portfolio and making our services easy to sell and easy to buy.

“As a result, we generated fourth quarter digital growth of more than 30 percent, which exceeded the average for our peer group. In addition, bundles continue to perform well, increasing the average spending among recurring customers as well as attracting new customers.”

Gregory Freiberg, Dex One CFO, said, “Efforts in 2011 to improve our capital structure are expected to result in our ability to repurchase our operating companies’ loans below par.

“The proposed amendments would allow us to opportunistically buy back debt at market prices within the next two years and we would expect to commence repurchase activities shortly after receiving lender approval.

“Meanwhile, we currently have the ability to repurchase Dex One Corporation’s notes in the open market. We therefore intend to increase the pace of debt reduction and capture the discounted value for our shareholders.”

2011 PERFORMANCE (dollars in millions)
Metric	4Q 2011	FY 2011
	Results
Year over year change in bookings
Total	(11%)	(15)%
Digital	34%	20%
Print	(18%)	(19)%

Year over year change in advertising sales	(12.6%)	(14%)

Net revenue	$352	$1,481
Adjusted EBITDA(1)	$150	$629
Adjusted EBITDA margin(1)	43%	42%
Free cash flow(1)	$109	$385
Adjusted net debt(1)	$2,316	$2,316
2011 GUIDANCE (dollars in millions)
2011 Metric	Guidance(2)
Fourth quarter year over year change in net advertising sales	(12.5%) to (13.5%)

Full year net revenue	$1,475 - $1,500
Full year adjusted EBITDA(1,2)	$625 - $650
Full year free cash flow(1,2)	$375 - $400
Full year adjusted net debt(1,2)	$2,350

Net income and cash flow from operations in the fourth quarter were $6 million and $118 million, respectively. Net loss, cash flow from operations and total debt (including fair value discount) for 2011 were $519 million, $413 million and $2,510 million, respectively.

2012 GUIDANCE

The company also announced first quarter ad sales and full year financial guidance.

(dollars in millions)
Metric	Guidance
First Quarter
Year over year change in net ad sales	(16%) – (17%)

Full Year
Net revenue	$1,225 to $1,300
Adjusted EBITDA(1,2)	$500 to $575
Free cash flow(1,2)	$300 to $375

The outlook for 2012 operating income (midpoint) and cash flow from operations (midpoint) are $280 million and $360 million, respectively.

Commenting on the outlook, Mockett said, “Due to the larger concentration of major metro markets in the period and softer than expected selling conditions in the Western U.S., first quarter sales performance will be slightly weaker compared to the fourth quarter of 2011. We expect performance to improve as we continue to grow digital and bundle sales throughout 2012.”

Freiberg concluded, “2012 EBITDA and free cash flow are expected to benefit from $120 million of additional expense reductions. We will continue to reduce debt by utilizing our significant current liquidity, continued strong cash flow and the anticipated ability to make below par debt repurchases.”

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Annual Report on Form 10-K.

Advertising sales is a non-GAAP statistical measure and consist of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.

The year over year change in ad sales is calculated by dividing the difference between ad sales in the current period and adjusted ad sales in the prior year divided by adjusted ad sales in the prior year. The adjustments made to the prior year’s ad sales are made in an attempt to create a same store sales metric.

Bookings is another non-GAAP statistical measure that represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

The year over year change in bookings is calculated by dividing the difference between bookings in the current period and bookings generated in the prior year divided by bookings generated in the prior year.

It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

FOURTH QUARTER AND FULL YEAR CONFERENCE CALL

Dex One Corporation will be hosting a conference call to discuss its fourth quarter and full year 2011 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-857-9771 – others should dial 517-308-9319. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET).

In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 866-416-1172 and internationally by dialing 203-369-0713. There is no pass code for the telephonic replay, which will be available through March 15.

Endnotes

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) Full year guidance for net revenue, adjusted EBITDA, free cash flow and adjusted net debt originally provided on July 28, 2011. Fourth quarter ad sales guidance was provided on November 3, 2011.

ABOUT DEX ONE CORPORATION

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging online technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from customers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with CenturyLink, AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s 2011 Annual Report on Form 10-K for the period ended December 31, 2011 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION		Schedule 1
INDEX OF SCHEDULES

	Schedule 1:	Index of Schedules

	Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months and year ended December 31, 2011, three and eleven months ended December 31, 2010 (Successor Company) and one month ended January 31, 2010 (Predecessor Company)

	Schedule 3:	Unaudited Statement of Operating Income for the three months ended December 31, 2011, Unaudited Adjusted Statement of Operating Income for the year ended December 31, 2011 and Unaudited Adjusted and Combined Adjusted Statements of Operating Income for the three months and year ended December 31, 2010

	Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at December 31, 2011 and 2010

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	Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months and year ended December 31, 2011, three and eleven months ended December 31, 2010 (Successor Company) and one month ended January 31, 2010 (Predecessor Company)

	Schedule 6:	Reconciliation of Non-GAAP Measures

	Schedule 7:	Statistical Measures - Advertising Sales and Bookings

	Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
					Schedule 2
Amounts in millions, except earnings (loss) per share

	Successor Company				Predecessor Company
	Three Months Ended	Year Ended	Three Months Ended	Eleven Months Ended	One Month Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 31, 2010	January 31, 2010
Net revenue (1)	$352.0	$1,480.6	$357.6	$830.9	$160.4
Expenses	203.0	858.0	251.2	748.2	76.1
Depreciation and amortization	69.8	251.8	60.4	217.7	20.2
Impairment charges (2)	-	801.1	-	1,159.3	-
Operating income (loss)	79.2	(430.3)	46.0	(1,294.3)	64.1
Gain on sale of assets (3)	-	13.4	-	-	-
Interest expense, net	(55.7)	(226.8)	(59.5)	(249.4)	(19.7)
Income (loss) before reorganization items, net and income taxes	23.5	(643.7)	(13.5)	(1,543.7)	44.4
Reorganization items, net (4)	-	-	-	-	7,793.1
Income (loss) before income taxes	23.5	(643.7)	(13.5)	(1,543.7)	7,837.5
Tax (provision) benefit	(18.0)	124.7	(6.7)	620.1	(917.5)
Net income (loss)	$5.5	$(519.0)	$(20.2)	$(923.6)	$6,920.0

Earnings (loss) per share (EPS):
Basic	$0.11	$(10.35)	$(0.41)	$(18.46)	$100.27
Diluted	$0.11	$(10.35)	$(0.41)	$(18.46)	$100.21
Shares used in computing EPS:
Basic	50.2	50.1	50.0	50.0	69.0
Diluted	50.3	50.1	50.0	50.0	69.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED STATEMENT OF OPERATING INCOME, UNAUDITED ADJUSTED STATEMENT OF OPERATING INCOME AND
UNAUDITED ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATING INCOME					Schedule 3a

Fresh Start Adjustments
The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized gross advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting had a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precluded us from recognizing deferred revenue of $69.0 million and $790.9 million and certain deferred expenses of $15.5 million and $172.6 million during the three and eleven months ended December 31, 2010, respectively, associated with advertising sales fulfilled prior to the Fresh Start Reporting Date. Thus, our reported results for the three and eleven months ended December 31, 2010 were not indicative of our underlying operating and financial performance and are not comparable to any current period presentation. Accordingly, management has provided a non-GAAP analysis that compares the Company’s (1) GAAP results for the three months ended December 31, 2011 to Non-GAAP Adjusted Results for the three months ended December 31, 2010 and (2) GAAP results for the year ended December 31, 2011 to Non-GAAP Combined Adjusted Results for the year ended December 31, 2010 for net revenue through depreciation and amortization expenses.
Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Non-GAAP Adjusted Results adjusts GAAP results of the Company for the three months ended December 31, 2010 to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $3.6 million for the three months ended December 31, 2010. Non-GAAP Combined Adjusted Results (1) combines GAAP results of the Company for the eleven months ended December 31, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $12.3 million for the eleven months ended December 31, 2010. Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.” Cost-uplift has been amortized over the terms of the applicable directories, not to exceed twelve months.
Fresh start accounting had an immaterial impact on our results of operations for the three months and year ended December 31, 2011 and therefore, we have not adjusted our GAAP results for these periods. Management believes that the presentation of Non-GAAP Adjusted and Combined Adjusted Results will help financial statement users better understand the material impact fresh start accounting had on the Company’s results of operations for the three and eleven months ended December 31, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Company for the three months and year ended December 31, 2011. The Non-GAAP Adjusted and Combined Adjusted Results presented below are reconciled to the most comparable GAAP measures. While the Non-GAAP Adjusted and Combined Adjusted Results exclude the effects of fresh start accounting, it must be noted that the Non-GAAP Adjusted and Combined Adjusted Results are not comparable to the Company’s GAAP results for the three months and year ended December 31, 2011 and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Impairment Charges

The Company has removed the goodwill impairment charge recognized during the second quarter of 2011 totaling $801.1 million from GAAP results for the year ended December 31, 2011. The Company has also removed the goodwill and non-goodwill intangible asset impairment charges totaling $1,159.3 million from GAAP results for the eleven months ended December 31, 2010.

Amounts in millions
	Successor Company	Successor Company		Non-GAAP Adjusted
	Three Months Ended	Three Months Ended	Fresh Start	Three Months Ended
	December 31, 2011	December 31, 2010	Adjustments	December 31, 2010
Net revenue (1)	$352.0	$357.6	$69.0	$426.6
Expenses	203.0	251.2	11.9	263.1
Depreciation and amortization	69.8	60.4	-	60.4
Operating income	$79.2	$46.0	$57.1	$103.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED STATEMENT OF OPERATING INCOME, UNAUDITED ADJUSTED STATEMENT OF OPERATING INCOME AND				Schedule 3b
UNAUDITED ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATING INCOME (CONTINUED)

Amounts in millions
	Successor Company		Non-GAAP Adjusted
	Year Ended		Year Ended
Adjusted Results	December 31, 2011	Adjustment	December 31, 2011
Net revenue (1)	$1,480.6	$-	$1,480.6
Expenses	858.0	-	858.0
Depreciation and amortization	251.8	-	251.8
Impairment charges (2)	801.1	(801.1)	-
Operating income (loss)	$(430.3)	$(801.1)	$370.8

	Successor Company	Predecessor Company		Non-GAAP Combined Adjusted
	Eleven Months Ended	One Month Ended	Fresh Start and	Year Ended
Combined Adjusted Results	December 31, 2010	January 31, 2010	Other Adjustments	December 31, 2010
Net revenue (1)	$830.9	$160.4	$790.9	$1,782.2
Expenses	748.2	76.1	160.3	984.6
Depreciation and amortization	217.7	20.2	-	237.9
Impairment charges (2)	1,159.3	-	(1,159.3)	-
Operating income (loss)	$(1,294.3)	$64.1	$1,789.9	$559.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION		Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$257.9	$127.9
Accounts receivable, net	605.7	678.4
Deferred directory costs	130.8	147.0
Short term deferred income taxes, net	67.8	84.1
Other current assets	51.4	82.7
Total current assets	1,113.6	1,120.1

Fixed assets and computer software, net	151.5	188.7
Intangible assets, net (2)	2,182.1	2,369.2
Goodwill, net (2)	-	801.1
Other non-current assets	13.0	9.7
Total Assets	$3,460.2	$4,488.8

Liabilities and Shareholders' Equity (Deficit)
Accounts payable and accrued liabilities	$126.2	$154.5
Accrued interest	29.2	30.9
Deferred directory revenue	644.1	722.6
Current portion of long-term debt (5)	326.3	249.3
Total current liabilities	1,125.8	1,157.3

Long-term debt (5)	2,184.1	2,487.9
Deferred income taxes, net	75.5	205.8
Other non-current liabilities	84.7	111.9
Total liabilities	3,470.1	3,962.9

Shareholders’ equity (deficit)	(9.9)	525.9

Total Liabilities and Shareholders' Equity (Deficit)	$3,460.2	$4,488.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS					Schedule 5

Amounts in millions
	Successor Company				Predecessor Company
	Three Months Ended	Year Ended	Three Months Ended	Eleven Months Ended	One Month Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 31, 2010	January 31, 2010
Net cash provided by operating activities	$118.4	$413.3	$117.9	$512.3	$71.7

Investment activities:
Additions to fixed assets and computer software	(8.9)	(28.1)	(11.0)	(36.5)	(1.8)
Proceeds from sale of assets	0.2	15.5	0.9	0.9	-
Net cash used in investing activities	(8.7)	(12.6)	(10.1)	(35.6)	(1.8)

Financing activities:
Credit facilities repayments	(47.5)	(254.6)	(126.0)	(556.6)	(511.3)
Debt issuance costs and other financing items, net	-	0.5	1.5	(1.1)	(22.1)
Increase (decrease) in checks not yet presented for payment	0.3	(16.6)	14.9	9.5	(3.0)

Net cash used in financing activities	(47.2)	(270.7)	(109.6)	(548.2)	(536.4)

Increase (decrease) in cash and cash equivalents	62.5	130.0	(1.8)	(71.5)	(466.5)
Cash and cash equivalents, beginning of period	195.4	127.9	129.7	199.4	665.9
Cash and cash equivalents, end of period	$257.9	$257.9	$127.9	$127.9	$199.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES				Schedule 6a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA of the Successor Company for the three months ended December 31, 2011 is determined by adjusting EBITDA for stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Successor Company for the year ended December 31, 2011 is determined by adjusting EBITDA for (i) impairment charges, (ii) stock-based compensation expense and long-term incentive program and (iii) gain on sale of assets. Adjusted EBITDA of the Successor Company for the three months ended December 31, 2010 is determined by adjusting EBITDA to (i) eliminate the fresh start accounting impact on revenue and certain expenses, (ii) exclude the impact of cost-uplift recorded under fresh start accounting and (iii) adjust for stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Successor Company for the eleven months ended December 31, 2010 is determined by adjusting EBITDA to (i) eliminate the fresh start accounting impact on revenue and certain expenses, (ii) exclude the impact of cost-uplift recorded under fresh start accounting, (iii) exclude goodwill and non-goodwill intangible asset impairment charges and (iv) adjust for stock-based compensation expense and long-term incentive program.
Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for (i) reorganization items, net and (ii) stock-based compensation expense and long-term incentive program.

Combined Adjusted EBITDA for the year ended December 31, 2010 combines the Adjusted EBITDA of the Successor Company for the eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company
Reconciliation of net income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA	Three Months Ended	Year Ended	Three Months Ended	Eleven Months Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 31, 2010

Net income (loss) - GAAP	$5.5	$(519.0)	$(20.2)	$(923.6)
Plus (less): tax provision (benefit)	18.0	(124.7)	6.7	(620.1)
Plus: interest expense, net	55.7	226.8	59.5	249.4
Plus: depreciation and amortization	69.8	251.8	60.4	217.7
EBITDA	$149.0	$(165.1)	$106.4	$(1,076.6)

Plus: Impairment charges (2)	-	801.1	-	1,159.3

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three and eleven months ended
December 31, 2010 absent our adoption of fresh start accounting required under GAAP.

	-	-	69.0	790.9

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	-	-	3.6	12.3

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three and eleven months ended December 31, 2010 absent our adoption of fresh start accounting required under GAAP.

	-	-	(15.5)	(172.6)

Less: Gain on sale of assets (3)	-	(13.4)	-	-

Plus: Stock-based compensation expense and long-term incentive program	1.4	6.1	1.5	9.5

Adjusted EBITDA - Successor Company	$150.4	$628.7	$165.0	$722.8

	Predecessor Company
	One Month Ended
	January 31, 2010

Net income - GAAP	$6,920.0
Plus: tax provision	917.5
Plus: interest expense, net	19.7
Plus depreciation and amortization	20.2
EBITDA	7,877.4

Less: Reorganization items, net (4)	(7,793.1)

Plus: Stock-based compensation expense and long-term incentive program	1.1

Adjusted EBITDA - Predecessor Company	$85.4

	Year Ended
Combined Adjusted EBITDA	December 31, 2010

Adjusted EBITDA - Successor Company	$722.8
Adjusted EBITDA - Predecessor Company	85.4
Combined Adjusted EBITDA	$808.2

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)				Schedule 6b
(unaudited)
Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the three and eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.
Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations.
Combined Adjusted free cash flow for the year ended December 31, 2010 combines the Adjusted free cash flow of the Successor Company for the eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company
Reconciliation of cash flow from operations - GAAP to free cash flow, adjusted free cash flow and combined adjusted free cash flow	Three Months Ended	Year Ended	Three Months Ended	Eleven Months Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 31, 2010

Cash flow from operations - GAAP	$118.4	$413.3	$117.9	$512.3
Add (less): Cash reorganization payments (refunds)	-	-	(0.9)	23.0
Adjusted cash flow from operations (Three and Eleven Months Ended December 31, 2010 only)	118.4	413.3	117.0	535.3
Less: Additions to fixed assets and computer software - GAAP	8.9	28.1	11.0	36.5
Free cash flow - Successor Company	$109.5	$385.2
Adjusted free cash flow - Successor Company			$106.0	$498.8

	Predecessor Company
	One Month Ended
	January 31, 2010

Cash flow from operations - GAAP	$71.7
Add: Cash reorganization payments	3.5
Adjusted cash flow from operations	75.2
Less: Additions to fixed assets and computer software - GAAP	1.8
Adjusted free cash flow - Predecessor Company	$73.4

Combined Adjusted Free Cash Flow	Year Ended
	December 31, 2010
Adjusted free cash flow - Successor Company	$498.8
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$572.2

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (5) (6)	December 31, 2011	December 31, 2010
Debt - GAAP	$2,510.4	$2,737.2
Less: Cash and cash equivalents	(257.9)	(127.9)
Net debt	2,252.5	2,609.3
Fair value discount	63.2	91.0
Net debt - eliminating fair value discount	$2,315.7	$2,700.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 6c
(unaudited)

Amounts in millions

Full Year 2012
Reconciliation of adjusted EBITDA outlook to operating income - GAAP outlook	Outlook

Adjusted EBITDA outlook	$540
Less: depreciation and amortization	(250)
Adjusted operating income outlook	290
Less: Stock-based compensation expense and long-term incentive program	(10)
Operating income - GAAP outlook	$280

Full Year 2012
Reconciliation of adjusted free cash flow outlook to cash flow from operations outlook - GAAP	Outlook

Adjusted free cash flow outlook	$340
Plus: Additions to fixed assets and computer software	20
Cash flow from operations outlook - GAAP	$360

DEX ONE CORPORATION
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES AND BOOKINGS PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS						Schedule 7
(unaudited)

Amounts in millions, except percentages
	Year Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Advertising Sales (7)	December 31, 2011	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

2011 Advertising Sales	$1,390	$387	$269	$369	$365

2010 Advertising sales as previously disclosed	1,671	443	333	442	453	443

Adjustments primarily related to changes in publication dates and other factors	(47)	-	(21)	(10)	(16)	-

2010 Advertising Sales	$1,624	$443	$312	$432	$437	$443

2009 Advertising sales as previously disclosed						488

Adjustments primarily related to changes in publication dates and other factors						25

2009 Advertising Sales						$513

Net advertising sales percentage change over prior year periods	(14%)	(13%)	(14%)	(15%)	(17%)	(14%)

	Year Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Bookings (7)	December 31, 2011	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

2011 Gross Bookings:

Gross print bookings	$1,081	$253	$257	$271	$300

Gross digital bookings	213	60	57	45	51

2011 Total Gross Bookings	1,294	313	314	316	351

2010 Gross Bookings:

Gross print bookings	1,343	307	328	344	364	307

Gross digital bookings	177	45	44	43	45	45

2010 Total Gross Bookings	$1,520	$352	$372	$387	$409	$352

2009 Gross Bookings:

Gross print bookings						355

Gross digital bookings						38

2009 Total Gross Bookings						$393

Gross bookings percentage change over prior year periods:

Gross print bookings percentage change	(19%)	(18%)	(22%)	(21%)	(18%)	(14%)

Gross digital bookings percentage change	20%	34%	29%	7%	11%	18%

Total gross bookings percentage change over prior year periods	(15%)	(11%)	(16%)	(18%)	(14%)	(11%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION	Schedule 8
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)	Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues from our Internet-based marketing solutions including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new marketing solutions, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based marketing solutions that are sold with print advertising are recognized under the deferral and amortization method whereby revenues are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to Internet-based marketing solutions that are sold standalone, such as DexNet, are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are performance-based are recognized as the service is delivered or fulfilled.

(2)	The Company concluded there were indicators of impairment as of May 31, 2011. As a result, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets as of May 31, 2011. The impairment testing results for recoverability of our definite-lived intangible assets and other long-lived assets indicated they were recoverable and thus no impairment test was required as of May 31, 2011. Based upon the testing results of our goodwill, we determined that the remaining goodwill assigned to each of our reporting units was fully impaired and thus recognized an aggregate goodwill impairment charge of $801.1 million during the second quarter of 2011, which was recorded at each of our reporting units. As of December 31, 2011, the Company has no recorded goodwill at any of its reporting units. We have removed the goodwill impairment charge from GAAP results for the year ended December 31, 2011 to arrive at adjusted results.
During the three months ended September 30, 2010 and June 30, 2010, the Company concluded that there were indicators of impairment and as a result, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets as of September 30, 2010 and June 30, 2010. The testing results of our definite-lived intangible assets and other long-lived assets resulted in a non-goodwill intangible asset impairment charge of $4.3 million and $17.3 million during the three months ended September 30, 2010 and June 30, 2010, respectively, for a total non-goodwill intangible asset impairment charge of $21.6 million during the eleven months ended December 31, 2010 associated with trade names and trademarks, technology, local customer relationships and other from our former Business.com reporting unit. The Company also recognized a goodwill impairment charge of $385.3 million and $752.3 million during the three months ended September 30, 2010 and June 30, 2010, respectively, for a total goodwill impairment charge of $1,137.6 million during the eleven months ended December 31, 2010 resulting from our impairment testing, which was recorded in each of our reporting units. The sum of the goodwill and non-goodwill intangible asset impairment charges totaled $1,159.3 million for the eleven months ended December 31, 2010.

(3)	On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13.4 million during the year ended December 31, 2011.

(4)	Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code were recorded as a separate line item on the unaudited condensed consolidated statement of operations. The Predecessor Company had recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments.

(5)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $63.2 million at December 31, 2011.

(6)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 5 and represents principal amounts due at maturity.

(7)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based marketing solutions with respect to which such advertising first appeared publicly during the period. The adjustments made to the prior year’s ad sales are made in an attempt to create a same store sales metric.
In order to provide more visibility into what the Company will book as revenue in the future, we present a non-GAAP statistical measure called bookings, which represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

CONTACT:
Dex One Corporation
Media:
Chris Hardman, 303-784-1351
chris.hardman@dexone.com
or
Investors:
Jamie Andelman, 800-497-6329
invest@dexone.com